Exhibit 99.1

PONIARD PHARMACEUTICALS AND ALLOZYNE SIGN

DEFINITIVE MERGER AGREEMENT

Combined Company to Focus on Advancing ALLOZYNE’s Clinical Stage Product

Pipeline and Next Generation Biologics Platform; Will Seek Partnership for Picoplatin

Conference Call Scheduled for Today, June 22, at 5:00 PM Eastern Time

SAN FRANCISCO, Calif. and SEATTLE, Wash. – June 22, 2011 – Poniard Pharmaceuticals, Inc. (Nasdaq: PARD), a biopharmaceutical company focused on innovative oncology therapies, today announced the signing of a definitive merger agreement with ALLOZYNE, Inc., a privately held biotechnology company focused on the development of bioconjugated protein therapeutics. The merger transaction will bring together ALLOZYNE’s autoimmune disease product pipeline and proprietary protein engineering platform and Poniard’s oncology assets, including picoplatin, a Phase III-ready chemotherapeutic agent. The combined company is expected to focus its resources on advancing the ALLOZYNE products and platforms, and will seek a partnership for the continued development of picoplatin.

Under the terms of the merger agreement, Poniard will issue shares of its common stock to ALLOZYNE stockholders based on an exchange ratio to be determined prior to closing of the transaction. Under the exchange ratio formula in the merger agreement, the former ALLOZYNE stockholders are expected to own approximately 65 percent of the combined company, and the former Poniard shareholders are expected to own approximately 35 percent of the combined company, each on a fully diluted basis. The exchange ratio has been calculated using the 5-day average closing sales price of Poniard common stock prior to the merger announcement, or $0.2270 per share. The exchange ratio is subject to adjustment as described in the merger agreement. If the merger is consummated, the combined company will be renamed ALLOZYNE, Inc. and will be based in Seattle.

The merger transaction has been approved by the boards of directors of both companies and is currently anticipated to close during the second half of 2011, subject to filing of a registration statement and proxy statement with the Securities and Exchange Commission (SEC), approval by ALLOZYNE’s and Poniard’s respective stockholders, receipt of approval for listing of the combined company’s common stock on The NASDAQ Capital Market, and other customary conditions of closing.

Following closing of the merger, Meenu Chhabra, President and CEO of ALLOZYNE, will become President, CEO and a director of the combined company. In addition to Ms. Chhabra, the board of directors of the combined company is expected to consist of two current Poniard directors (Ronald A. Martell and another individual to be selected by the Poniard board), three current ALLOZYNE directors (Steven Gillis, Ph.D., Michael Steinmetz, Ph.D. and Carl Weissman) and one new independent director selected by a majority of the combined company’s board.

“We view this merger as a critical step in our goal of maximizing long-term value for our shareholders,” said Ronald A. Martell, Chief Executive Officer of Poniard. “A merger with ALLOZYNE represents a new strategic direction for Poniard’s shareholders, the risks of which, we believe, are mitigated and upside driven by a promising clinical asset, a pipeline of novel protein therapeutics, a proprietary biologic therapeutic platform offering significant partnership opportunities, and the potential of picoplatin.”

Ms. Chhabra stated: “We believe that ALLOZYNE’s proprietary platform may enable us to enhance virtually any biologic therapeutic, including therapeutic proteins and antibodies. Our lead product, AZ01, a clinical-stage, PEGylated interferon ß for multiple sclerosis, could replace existing weekly or twice-weekly interferon treatment with monthly dosing and has the potential to address a significant unmet need in this multi-billion dollar market. By merging with Poniard, we believe we can access the public capital markets to accelerate our strategic plan. This plan includes the advancement of AZ01 into Phase II study, the advancement of AZ17, a bispecific antibody with broad potential in autoimmune and inflammatory diseases, into the clinic, and the further validation of our discovery platforms among potential partners.”

Additional Information about the Proposed Transaction

The merger will take the form of a stock-for-stock merger intended to qualify as a tax-free reorganization. Under the terms of the agreement, all outstanding shares of ALLOZYNE common and preferred stock will be exchanged for shares of Poniard common stock and all outstanding ALLOZYNE options and warrants will be exchanged for options and warrants to acquire Poniard common stock.

In connection with the merger, Bay City Capital LLC (BCC), a principal shareholder of Poniard, has executed a binding commitment to loan Poniard $2.4 million, on a nonrecourse basis prior to closing of the merger to satisfy certain obligations under the merger agreement. The loan will accrue interest at a rate of 18 percent per annum and will be secured by a first priority security interest on all of Poniard’s picoplatin assets. The principal amount of the loan, all accrued interest thereon and all other amounts due under the loan agreement must be repaid in full within one year after the date of the loan.

Concurrent with execution of the merger agreement, holders of approximately 21 percent of Poniard’s common stock entered into agreements to vote their Poniard shares in favor of the transaction and refrain from selling any Poniard shares they hold for six months following the closing of the transaction. In addition, stockholders holding approximately 63 percent of ALLOZYNE’s capital stock have entered into similar agreements, whereby they have agreed to vote their ALLOZYNE shares in favor of the merger and refrain from selling any of the Poniard shares they receive in the merger for six months following the closing of the transaction.

Additional information regarding the merger terms are set forth in Poniard’s current report on Form 8-K regarding the transaction that will be filed with the SEC and which should be reviewed carefully in conjunction with this press release.

Required Reverse Stock Split

As a condition to closing the merger, Poniard is required to obtain approval to list the common stock of the combined company on The NASDAQ Capital Market. Poniard will need to complete a reverse stock split, subject to shareholder approval, to comply with the NASDAQ listing requirements.

As previously announced, Poniard’s 2011 Annual Meeting of Shareholders will be reconvened at 9:00 AM, Pacific Time, on July 8, 2011, to vote on a proposal to approve a reverse stock split at an exchange ratio of between 1-for-15 and 1-for-25, as determined by its board of directors. The reverse stock split proposal is described in detail in Poniard’s definitive proxy statement filed with the SEC on April 27, 2011. A copy of the proxy statement can be found at www.sec.gov or is available from Poniard’s proxy solicitor, D.F. King & Co., Inc., at (800) 967-7635. In addition, investors and security holders can obtain copies of the proxy statement without charge from Poniard Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San

Francisco, CA 94111, Attention: Investor Relations, (650) 583-3774, or from www.poniard.com. All Poniard shareholders who have not yet voted “FOR” the reverse split are urged to contact D.F. King & Co. at (800) 967-7635 for assistance in voting their shares on this important proposal.

Conference Call Information

ALLOZYNE and Poniard Pharmaceuticals will host a joint conference call today, June 22, at 5:00 PM Eastern Time, to discuss the proposed merger and a strategic overview of the combined company. The call can be accessed by dialing (866) 272-9941 (U.S. and Canada) or (617) 213-8895 (international), and entering passcode 57093910. In addition, the conference call webcast can be accessed on the “Events” page of the “News & Events” section of Poniard’s website at www.poniard.com. A replay of the webcast will be available on Poniard’s website for 10 days.

Financial Advisor

Leerink Swann LLC is acting as financial advisor to Poniard in this transaction.

About AZ01 and Multiple Sclerosis

ALLOZYNE’s lead program, AZ01, is positioned as a long-acting interferon that offers potential advantages over existing therapies through enhanced dosing convenience and superior tolerability to existing agents. Multiple sclerosis (MS) is a chronic inflammatory and degenerative disease of the brain, which leads to severe nerve damage. Symptoms include fatigue, as well as cognitive and visual impairment. Approximately 2.5 million people worldwide suffer from MS. Global sales of therapeutics used to treat MS exceeded $9 billion in 2009, with sales of commercialized interferons (IFNs) approximating $6 billion. IFNs are currently the standard-of-care for first-line therapy in MS, with robust safety and efficacy data extending back to 1993, when the first short-acting IFN beta-1b was launched.

About Picoplatin

Picoplatin is a new and differentiated platinum-based chemotherapeutic agent that is in clinical development for multiple cancer indications, treatment combinations and by two routes of administration. It is designed to overcome platinum resistance associated with chemotherapy in solid tumors. Study data to date suggest that picoplatin has an improved safety profile relative to existing platinum-based cancer therapies and can be safely administered in combination with multiple approved oncology products. Approximately 1,100 patients have received picoplatin. Results obtained to date suggest that hematologic events are common but manageable. Kidney toxicity (nephrotoxicity) and nerve toxicity (neurotoxicity) are less frequent and less severe than is commonly observed with other platinum chemotherapy drugs. Picoplatin has demonstrated anti-tumor activity in a variety of solid tumors.

About ALLOZYNE

ALLOZYNE is a privately held, clinical stage biotechnology company based in Seattle, and was established in late 2005. Focusing specifically on autoimmune diseases, ALLOZYNE has created a pipeline of protein therapeutics with its proprietary platform which enables it to site-specifically modify protein sequences through substitution or addition of non-canonical amino acids, in E. Coli, yeast or mammalian systems. These amino acids possess unique chemical functions and thereby create the opportunity to introduce various site-specific conjugations into proteins that may elicit improved efficacy, safety and tolerability. ALLOZYNE believes that these unique amino acids may serve to unlock an advanced class of chemical reactions that potentially are superior to conventional methods available for protein modification.

ALLOZYNE has raised total capital of $43M since its formation and is supported by a top tier venture investor syndicate led by MPM Capital, Arch Venture Partners and OVP Venture Partners. This funding has been used to rapidly progress the platforms to practice and build a clinical stage pipeline with distinct product opportunities that reflect the breadth of the platform and maintain the company’s focus on central nervous system and autoimmune diseases. For additional information, please visit www.ALLOZYNE.com.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products. For additional information, please visit www.poniard.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, Poniard will file with the SEC a registration statement on Form S-4, which will contain a proxy statement/prospectus and other relevant documents concerning the transaction. The proxy statement/prospectus will be mailed to shareholders of Poniard and ALLOZYNE. SHAREHOLDERS OF PONIARD AND ALLOZYNE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus, when it becomes available, and other documents filed with the SEC by Poniard through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus, when available, and Poniard’s other filings with the SEC also may be obtained by contacting Poniard at the address above or accessed via Poniard’s website at www.poniard.com.

Poniard and ALLOZYNE, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the definitive merger agreement. Information regarding Poniard’s directors and executive officers is contained in Poniard’s definitive proxy statement filed with the SEC on April 27, 2011 for its 2011 Annual Meeting. You can obtain free copies of the proxy statement documents from Poniard using the contact information set forth above. As of May 31, 2011, Poniard’s directors and key executives beneficially owned approximately 21 percent of Poniard’s common stock. As of May 31, 2011, ALLOZYNE’s directors and officers beneficially owned approximately 89 percent of ALLOZYNE’s capital stock. Certain directors and key executives of Poniard may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights of severance or change of control payments if their employment is terminated prior to the merger. If, and to the extent that, any of the Poniard or ALLOZYNE participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the proxy statement/prospectus. Investors and security holders may obtain additional information regarding the direct and indirect interests of Poniard, ALLOZYNE and their respective directors and executive officers in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “may,” “will,” “can,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding corporate strategy, forecasts of product development, the potential benefits of the proposed merger, potential transaction timing, anticipated future operations, and other matters that involve known and unknown benefits, risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk include, among others: the failure of the Poniard or ALLOZYNE stockholders to approve the merger or the failure of either party to meet any of the conditions to the closing of the merger; the failure to realize the anticipated benefits of the merger or delay in realization thereof; the cash positions of the parties at closing; the ability of the combined company to obtain substantial additional financing on a timely basis and on favorable terms; the difficulty of developing biopharmaceutical products and obtaining regulatory or other approvals; the uncertainty regarding market acceptance of any products for which regulatory approval is obtained; whether certain market segments grow as anticipated; the competitive environment in the biotechnology industry; the potential inability of either party or the combined company to obtain, maintain, and enforce patent and other intellectual property protection for its products, discoveries and drug candidates; the success of ongoing and planned development programs, preclinical studies and clinical trials; and the ability of the combined company to enter into and maintain collaborative arrangements on favorable terms. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Poniard’s Annual Report on Form 10-K for the year ended December 31, 2010 and Poniard’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Investors and security holders are also urged to read carefully the risk factors set forth in the Registration Statement and the proxy statement/prospectus when they are available.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

For Further Information:

Anthony DeBoer

Business Development

adeboer@ALLOZYNE.com

(206) 518-5735

David Pitts

Argot Partners

(212) 600-1902

david@argotpartners.com

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